Exhibit 23b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178133 on Form S-3 of our report dated February 27, 2012, relating to the consolidated financial statements and consolidated financial statement schedule of Public Service Electric and Gas Company and subsidiaries, appearing in this Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

February 27, 2012